Exhibit 10.31
AMENDMENT NO. 7 TO
SECOND AMENDED AND RESTATED CREDIT AGREEMENT
     AMENDMENT NO. 7 dated as of January 31, 2011 (“Amendment”) between VIRCO MFG. CORPORATION, a Delaware corporation (the “Borrower”), and WELLS FARGO BANK, NATIONAL ASSOCIATION (the “Bank”), amending the Second Amended and Restated Credit Agreement dated as of March 12, 2008 (as amended, restated, supplemented or otherwise modified, the “Credit Agreement”) between the Borrower and the Bank. Terms defined in the Credit Agreement and not otherwise defined herein are used herein as therein defined.
     WHEREAS, subject to the satisfaction of the conditions set forth herein, the Borrower and the Bank have agreed to certain amendments to the Credit Agreement.
     NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:
     Section 1. Amendment to Section 5.10 of the Credit Agreement. Section 5.10 of the Credit Agreement hereby is amended and restated in its entirety as follows:
      Section 5.10. Annual Clean Down.
      Permit the LC Usage Amount to exceed $7,500,000 for a period of 30 consecutive days during each fiscal year of Borrower.
     Section 2. Amendment to Section 5.11 of the Credit Agreement. Section 5.11 of the Credit Agreement hereby is amended and restated in its entirety as follows:
Section 5.11	Minimum Net Income.
(a)	For each fiscal quarter of the Borrower (subject, in the case of the fiscal quarter ending January 31, 2011, to Section 5.11(c)) permit Net Income plus federal, local and state income taxes as of the end of such fiscal quarter to be less than the amount set forth opposite such fiscal quarter below:

Fiscal Quarter Ending	Minimum Net Income
October 31, 2010	$(700,000)
January 31, 2011	$(8,500,000)
April 30, 2011	$(5,600,000)
July 31, 2011	$6,200,000
October 31, 2011	$2,900,000
January 31, 2012	$(4,800,000)
(b)	For the fiscal year of the Borrower ended January 31, 2011 (subject to Section 5.11(c)), permit Net Income plus federal, local and state income taxes as of the end of such fiscal year to be less than $(10,200,000), and for any fiscal year of the Borrower thereafter, permit Net Income plus federal, local and state income taxes as of the end of such fiscal year to be less than $1.00.

(c)	For purposes of the calculation of Net Income for the fiscal quarter ending January 31, 2011 pursuant to Section 5.11(a) and Net Income for the fiscal year ended January 31, 2011 pursuant to Section 5.11(b), there shall be excluded (i) any non-cash charges and gains resulting from any write-off of a deferred tax asset not to exceed $14,000,000 or (ii)

any non-cash charges or gains resulting from any conversion in inventory valuation from LIFO to FIFO.
     Section 3. Amendment to Annex A to the Credit Agreement. The following section in Annex A to the Credit Agreement hereby is amended and restated as follows:
     “Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with GAAP. All financial statements required to be delivered hereunder shall be prepared in accordance with GAAP as in effect from time to time, applied on a basis consistent (except for changes concurred in by the Borrower’s independent public accountants) with the most recent audited consolidated financial statements of the Borrower and its Subsidiaries delivered to the Lender. The foregoing, and anything to the contrary in this Agreement, notwithstanding, any financial statements produced for any period ending on January 31, 2011 and thereafter, and any restatement of financial statements previously delivered under this Agreement necessitated by such a change in methodology, may in each case reflect the valuation of inventory using LIFO rather than FIFO.”
     Section 4. Amendment to Compliance Certificate. Exhibit B (Form of Compliance Certificate) to the Credit Agreement is hereby deleted and replaced in its entirety with Exhibit B attached hereto.
     Section 5. Consent to Amendments. The Guarantor hereby acknowledges and consents to this Amendment, and affirms and acknowledges that the Guaranty and each other Loan Document to which it is a party remains in full force and effect and that such Person remains obligated thereunder without defense, offset or counterclaim of any kind whatsoever, as if such Guaranty or other Loan Document were executed and delivered to the Bank on the date hereof.
     Section 6. Representations and Warranties. To induce the Bank to enter into this Amendment, the Borrower represents and warrants to the Bank that:
     (a) Representations and Warranties in Credit Agreement. Each of the representations and warranties of the Borrower and its Subsidiaries contained in the Credit Agreement, the other Loan Documents or in any document or instrument delivered pursuant to or in connection with the Credit Agreement (i) were true and correct when made and (ii) after giving effect to this Amendment, continue to be true and correct on the date hereof (except to the extent that such representations and warranties relate expressly to an earlier date).
     (b) Authority. The execution and delivery by the Borrower of this Amendment and the performance by the Borrower of its obligations under this Amendment (i) are within its power and authority, (ii) have been duly authorized by all necessary proceedings, (iii) do not and will not conflict with or result in any breach or contravention or any provision of law, statute, rule or regulation to which the Borrower is subject or any judgment, order, writ, injunction, license or permit applicable to the Borrower so as to materially adversely affect the assets, business or any activity of the Borrower, (iv) do not conflict with any provision of the certificate of incorporation or bylaws of the Borrower or any agreement or other instrument binding upon the Borrower, (v) do not and will not require any waivers, consents or approvals by any of its creditors which have not been obtained, or (vi) do not and will not require any approval which has not been obtained.
     (c) Enforceability of Obligations. This Amendment and the Credit Agreement, as amended hereby, constitute the legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with its terms, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.
     (d) No Event of Default. No Event of Default or Default has occurred and is continuing.
     Section 7. Conditions to Effectiveness. This Amendment shall become effective on the date when the following conditions precedent have been satisfied (the “Seventh Amendment Effective Date”):
     (a) The Borrower, the Guarantor and the Bank shall have delivered an executed counterpart of this Amendment.
     (b) The Borrower and the Guarantor shall have delivered to the Bank a certificate, signed by a duly appointed officer of such Person, dated as of the Seventh Amendment Effective Date, certifying as to the incumbency of such officer, and attaching or making certifications that no changes have been made to the copies last delivered to the Bank of, the Governing Documents of such Person and any resolutions of such Person approving the execution of this Amendment.
     (c) No Event of Default or Default shall have occurred and be continuing or would result after giving effect to the transactions contemplated hereby.
     (d) The representations and warranties set forth in Section 6 hereof shall be true and correct on the Seventh Amendment Effective Date.
     (e) No injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the consummation of the transactions contemplated herein shall have been issued and remain in force by any Governmental Authority against the Borrower, the Guarantor or the Bank.
     (f) The Borrower shall have paid all reasonable out-of-pocket costs and expenses of the Bank, to the extent invoices therefor have been presented.
     (g) All other documents and legal matters in connection with the transactions contemplated by this Amendment shall have been delivered or executed or recorded and shall be in form and substance satisfactory to the Bank.
     Section 8. Admissions and Acknowledgments. The Borrower and the Guarantor expressly acknowledges and agrees with each of the following:
     (a) That such Person does not dispute the validity or enforceability of any of the Loan Documents or any of their respective obligations under any of the foregoing, or the validity, priority, enforceability, scope or extent of any charge, Lien, security interest or any other encumbrance of the Bank in, on or against any of the Collateral in any judicial, administrative or other proceeding;
     (b) That such Person shall not challenge or dispute the validity of any of its obligations under the Loan Documents to which it is party or any other obligations incurred by such Person pursuant to the Loan Documents; and
     (c) That the Indebtedness evidenced by the Loan Documents is secured by first priority, non-avoidable, perfected, valid and enforceable liens on and security interests in the Collateral, subject only to Permitted Liens.
Section 9. Reference to and Effect on Loan Documents.
     (a) Upon the effectiveness of this Amendment, on and after the date hereof, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import, and each reference in the other Loan Documents to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended hereby.
     (b) Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Bank under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect.
     (c) Nothing herein shall be deemed to entitle the Borrower or any Guarantor to a waiver, amendment, modification or other change of any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or difference circumstances.
     (d) This Amendment shall be a Loan Document for all purposes.
     Section 10. Benefits of Amendment. The terms and provisions of this Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns to the extent contemplated by the Credit Agreement.

     Section 11. Interpretation. The Article and Section headings used in this Amendment are for convenience of reference only and shall not affect the construction hereof.
     Section 12. Execution in Counterparts. This Amendment may be executed in any number of counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Amendment. Faxed signatures of this Amendment shall be binding for all purposes.
     Section 13. Severability. If any provision of this Amendment shall be held to be invalid, illegal or unenforceable under applicable law in any jurisdiction, such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability, which shall not affect any other provisions hereof or the validity, legality and enforceability of such provision in any other jurisdiction.
     Section 14. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California. The arbitration provisions of Section 7.11 of the Credit Agreement are incorporated herein by reference.
     Section 15. Expenses. The Borrower agrees to pay the reasonable out-of-pocket expenses of the Bank, including but not limited to the reasonable fees, charges and disbursements, including but not limited to the fees, charges and disbursements of Gibson, Dunn & Crutcher LLP, special counsel for the Bank, incurred in connection with the preparation, negotiation, execution and delivery of this Amendment and any subsequent waiver, amendment or modification of the Credit Agreement or any other Loan Document and the security arrangements in connection herewith or therewith.
     Section 16. No Course of Dealing. The execution and delivery of this Amendment shall not establish a course of dealing among the Bank, the Borrower and the Guarantors or in any other way obligate the Bank to hereafter provide any further amendments, waivers, or consents of any kind to the Borrower and the Guarantors.
     Section 17. Arm’s Length Agreement. Each of the parties to this Amendment agrees and acknowledges that this Amendment has been negotiated in good faith, at arm’s length, and not by any means forbidden by law.
     Section 18. Entire Agreement. This Amendment together with all other instruments, agreements, and certificates executed by the parties in connection herewith or with reference thereto, embody the entire understanding and agreement between the parties hereto and thereto with respect to the subject matter hereof and thereof and supercede all prior agreements, understandings, and inducements, whether express or implied, oral or written.
[Signature Pages Follow]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered as of the date first set forth above.

VIRCO MFG. CORPORATION, as the Borrower
By:	/s/ Robert E. Dose
	Name:	Robert E. Dose
	Title:	Vice President - Finance, Secretary and Treasurer

VIRCO, INC. as the Guarantor
By:	/s/ Robert E. Dose
	Name:	Robert E. Dose
	Title:	Vice President - Finance, Secretary and Treasurer

WELLS FARGO BANK, NATIONAL ASSOCIATION
By:	/s/ Mehdi Emrani
	Name:	Mehdi Emrani
	Title:	Vice President

EXHIBIT B
FORM OF
COMPLIANCE CERTIFICATE
     To: WELLS FARGO BANK, NATIONAL ASSOCIATION
     This Compliance Certificate is delivered with reference to the Second Amended and Restated Credit Agreement dated as of March 12, 2008 (as the same may be amended, supplemented, replaced, renewed or otherwise modified from time to time, the “Credit Agreement”), between VIRCO MFG. CORPORATION, a Delaware corporation (the “Borrower”), and WELLS FARGO BANK, NATIONAL ASSOCIATION (“Bank”). Terms defined in the Credit Agreement and not otherwise defined in this Compliance Certificate (this “Certificate”) shall have the meanings defined for them in the Credit Agreement. Section references herein relate to the Credit Agreement unless stated otherwise.
     This Certificate is delivered in accordance with Section 4.3(f) of the Credit Agreement by the Chief Financial Officer of the Borrower. This Certificate is delivered with respect to the fiscal quarter ended _________________, _____ (the “Test Date”). Computations indicating compliance with respect to certain covenants set forth in the Credit Agreement are set forth below:
I. Section 5.2 — Capital Expenditures. The maximum additional investment in fixed assets in any fiscal year is $7,000,000. The additional investment in fixed assets of Borrower for the fiscal year ended __________, 201_ is ____________. The additional consolidated investment in fixed assets of the Borrower and its Subsidiaries for the fiscal year ended ___________, 201_ [is/is not] greater than or equal to $7,000,000, as set forth in Section 5.2 of the Credit Agreement.
II. Section 5.11 — Minimum Net Income. (a) The Credit Agreement requires Minimum Net Income for the fiscal quarter ended on the Test Date of at least $_________. As of the Test Date, the Minimum Net Income for such fiscal quarter was $__________, calculated as follows:

A. Net Income for the fiscal quarter[1]:	$____________

B. federal, local and state income taxes for the fiscal quarter:
$____________

Minimum Net Income (Item A plus Item B): $___________
The Minimum Net Income set forth above [is/is not] more than or equal to the amount set forth in Section 5.11 of the Credit Agreement for the contemplated Test Date.
     [(b) The Credit Agreement requires Minimum Net Income for the fiscal year ended on the Test Date of at least $_________. As of the Test Date, the Minimum Net Income for such fiscal year was $__________, calculated as follows:

A. Net Income for the fiscal year[2]:	$____________

B. federal, local and state income taxes for the fiscal year:
$____________

Minimum Net Income (Item A plus Item B): $___________

[1]	For purposes of the calculation of Net Income for the fiscal quarter ending January 31, 2011, there shall be excluded (i) any non-cash charges or gains resulting from any write-off of a deferred tax asset not to exceed $14,000,000 and (ii) any non-cash charges or gains resulting from any conversion in inventory valuation from LIFO to FIFO.

[2]	For purposes of the calculation of Net Income for the fiscal year ended January 31, 2011, there shall be excluded (i) any non-cash charges or gains resulting from any write-off of a deferred tax asset not to exceed $14,000,000 and (ii) any non-cash charges or gains resulting from any conversion in inventory valuation from LIFO to FIFO.

The Minimum Net Income set forth above [is/is not] more than or equal to the amount set forth in Section 5.11 of the Credit Agreement for the contemplated Test Date.] [To be included to the extent the Test Date is January 31st of a fiscal year]
III. Section 5.13 — Maximum Consolidated Leverage Ratio. The Consolidated Leverage Ratio required by the Credit Agreement for the period ended on the Test Date is ___ to 1.00. For the period contemplated for such Test Date, the Consolidated Leverage Ratio was ___ to 1.00, calculated as follows:

A. Total Liabilities as of the Test Date:

(a) total liabilities of Borrower and its Subsidiaries on a consolidated basis, determined in accordance with GAAP as of such date:	$	____________

(b) aggregate outstanding Indebtedness of the Borrower and its subsidiaries that is subordinated to the Obligations under the Credit Agreement as of such date:	$	____________

(c) aggregate amount of reimbursement or other obligations of Borrower and its Subsidiaries in respect of letters of credit outstanding as of such date:	$	____________

(d) aggregate amount of contingent obligations of the Borrower and its Subsidiaries as of such date:	$	____________
Total Liabilities (Item (a) minus Item (b) plus Item (c) plus Item (d)): $____________

B. Tangible Net Worth as of the Test Date:	$	____________

(a) consolidated stockholders’ equity of the Borrower and its Subsidiaries determined in accordance with GAAP as of such date:	$	____________

(b) aggregate outstanding Indebtedness of the Borrower and its subsidiaries that is subordinated to the Obligations under the Credit Agreement as of such date:	$	____________

(c) aggregate amount of intangible assets of the Borrower and its Subsidiaries, determined in accordance with GAAP as of such date:	$	____________

(d) aggregate amount of receivables and Indebtedness owed to the Borrower or any Subsidiary thereof from an Affiliate of the Borrower or its Subsidiaries (other than the Borrower or any Subsidiary thereof) as of such date:
	$	____________

Tangible Net Worth (Item (a) plus Item (b) minus Item (c) minus Item (d)): $____________

Consolidated Leverage Ratio (Item A divided by Item B): ____ to 1.00
The Consolidated Leverage Ratio set forth above [is/is not] less than or equal to the amount set forth in Section 5.13 of the Credit Agreement for the contemplated period ended on the Test Date.
IV. The undersigned Chief Financial Officer of the Borrower certifies that the calculations made and the information contained herein are derived from the books and records of the Borrower and its Subsidiaries, as applicable, and that each and every matter contained herein correctly reflects those books and records in all material respects [if there has been a change in generally accepted accounting principles: and attached hereto as Schedule 1 is a reconciliation of the financial statements of the Borrower to GAAP].

V. To the best knowledge of the undersigned no Default or Event of Default has occurred, except for such conditions or events set forth on Schedule 1 attached hereto, specifying the nature and period of existence thereof and what action the Borrower has taken, is taking or proposes to take with respect thereto.
Dated: _______________, _____

VIRCO MFG. CORPORATION
By:
Name:
Title: